As filed with the Securities and Exchange Commission on July 24, 2003

Registration No. 333-68304

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERPORE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3043318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

181 Technology Drive

Irvine, California, 92618-2402

(949) 453-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard L. Harrison

Senior Vice President—Finance, Chief Financial Officer and Secretary

Interpore International, Inc.

181 Technology Drive, Irvine, California, 92618-2402

(949) 453-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck

Gavin Stuttard

Latham & Watkins

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626-1925

(714) 540-1235

Approximate date of commencement of proposed sale to the public:    This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐ ______

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐ ______

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐ ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐ ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐ ______

The Registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933

DEREGISTRATION OF SECURITIES

On August 24, 2001, we filed a Registration Statement on Form S-3 (Registration No. 333-68304) (the “Registration Statement”), to register the resale of up to 2,399,946 shares of our common stock by certain selling securityholders named in the Registration Statement and in a prospectus supplement dated March 19, 2002. These shares of common stock were issued by us in a private transaction in connection with our acquisition of American Osteomedix Corporation. The Registration Statement was subsequently declared effective by the Securities and Exchange Commission.

Our contractual obligation to maintain the effectiveness of the Registration Statement has expired, and consequently, in accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement deregisters all of the shares of our common stock registered pursuant to the Registration Statement remaining unsold as of the effective date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 24th day of July, 2003.

Interpore International, Inc.

By	/s/ DAVID C. MERCER
David C. Mercer Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2003.

Signature	Title

/s/ David C. Mercer David C. Mercer	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Joseph A. Mussey * Joseph A. Mussey	President, Chief Operating Officer and Director

/s/ Richard L. Harrison * Richard L. Harrison	Senior Vice President–Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ David W. Chonette * David W. Chonette	Director

/s/ William A. Eisenecher * William A. Eisenecher	Director

/s/ Daniel A. Funk, M.D. * Daniel A. Funk, M.D.	Director

/s/ Lewis Parker * Lewis Parker	Director

/s/ Robert J. Williams * Robert J. Williams	Director

*By:	/s/ David C. Mercer
David C. Mercer Attorney-in-Fact